UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ModusLink Global Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

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On January 20, 2012, ModusLink Global Solutions, Inc. gave the following presentation at its 2011 Annual Meeting of Stockholders.

2011 Annual Meeting of Stockholders

SEC Safe Harbor Statement

Forward looking Statement
This presentation contains forward-looking statements, which address a variety of subjects including, for example, the Company’s plan for sustained growth in revenue and profits; the Company’s assessment of the long-term prospects for its market and the BPO market; the trend toward outsourcing key processes; the opportunity for new programs and integrated solutions in our client base; the potential benefits of the investment and cost reduction plan including increased revenue from new programs, improved profitability, sales acceleration, increased market penetration, cost alignment, working capital improvements and improved results from new leadership; the expected annualized costs savings and benefits in fiscal 2012 and 2013 as a result of the investment and cost reduction plan; the level of reinvestment in sales and marketing and other initiatives in fiscal
2012 and 2013; and the impact of the tax benefit preservation plan. All statements other than statements of historical fact, including without limitation, those with respect to the
Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s success, including its ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally, depends on its ability to execute on its business strategy, including the investment and costs savings plan and the continued and increased demand for and market acceptance of its services; global economic conditions, especially in the technology sector are uncertain and subject to volatility; demand for our clients’ products may decline or may not achieve the levels anticipated by our clients; the Company's management may face strain on managerial and operational resources as they try to over see the expanded operations; the Company may not realize the expected benefits of its restructuring and cost cutting actions; the
Company may not be able to expand its operations in accordance with its business strategy; the Company’s cash balances may not be sufficient to allow the Company to meet all of its business and investment goals; the Company may experience difficulties integrating technologies, operations and personnel in accordancewith its business strategy; the
Company derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage the Company’s financial condition and results of operations; the Company frequently sells to its supply chain management clients on a purchase order basis rather than pursuant to contracts with minimum purchase requirements, and therefore its sales and the amount of projected revenue that is actually realized are subject to demand variability; risks inherent with conducting international operations; tax rate expectations are based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed, changes in estimates of credits, benefits and deductions, the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; the potential tax benefits represented by the net operating loss carryforwards may not be realized and the tax benefit preservation plan may not be effective in preserving those benefits; the mergers and acquisitions and IPO markets are inherently unpredictable and liquidity events for companies in the Company’s venture capital portfolio may not occur; increased competition and technological changes in the markets in which the Company competes;
and the Company’s review of strategic alternatives may not ultimately lead to a transaction that results in increased value to its stockholders. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company's filings with the Securities and Exchange
Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.
Important Additional Information
On December 2, 2011, ModusLink filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2011 annual meeting of stockholders (the “2011 Annual Meeting”) and has mailed the definitive proxy statement to its stockholders. The definitive proxy statement contains important information concerning the identity and interests of ModusLink’s directors, director nominees and certain of its officers and employees that may be deemed, along with ModusLink, to be participants in the solicitation of ModusLink’s stockholders in connection with the 2011 Annual Meeting.
Copies of ModusLink’s definitive proxy statement, any other relevant documents and other materials filed with the SEC concerning ModusLink, when filed, may be obtained free of charge at www.sec.gov and www.ir.moduslink.com. The definitive proxy statement and any other relevant documents filed with the SEC contain (or will contain) important information, and stockholders should carefully read the definitive proxy statement, the accompanying WHITE proxy card and other materials filed with the SEC when they become available before making any voting decision.

Investor Highlights
Market leader in Supply Chain Business Process Outsourcing
$25 billion addressable market
More than $875 million in FY2011 revenue
Returned nearly $97 million of cash since beginning of fiscal 2008
– $57 million of stock repurchases – 12% reduction of outstanding shares
– $40 million ($0.91 per share) special dividend to stockholders in March 2011
More than 70% of revenues from Fortune 1000 companies
Strong balance sheet*:
– No debt; approximately $110 million of cash
– Strong liquidity: current ratio of 1.8x
Legacy CMGI NOL’s of $2 billion
*At October  31, 2011

ModusLink
GLOBAL SOLUTIONS

- An extension of our clients' supply chain
  - Providing integrated forward and reverse supply chain solutions
- Focused on high growth markets
  - Computing, software, communications, storage and consumer electronics
- Global footprint with more than 25 solution centers in 15 countries
- 4,000 full-time employees worldwide
- Founded in 1986 as CMGI
- Headquartered in Waltham, MA

Company Snapshot ModusLink is a leader in global supply chain business process management, providing clients with a broad and integrated portfolio of solutions 4

250
200
150
100
50
0
Spending ($B)
2008
2009
2010
2011
2012
2013
2014
2015

Industry Environment:

- Recession created adverse conditions for our clients, which in turn impacted ModusLink in fiscal 2010/2011
- Macroeconomic environment has shown weakness, especially in Europe
- Despite challenges, we believe long-term prospects for our market are very good
- Companies will continue to outsource more key processes within their supply chain to reduce costs and manage the increasing complexity that global companies face in serving their customers

Improving Outlook for BPO Market Worldwide BPO Spending 2008 – 2015: Source: Gartner - Q2 2011 5

Problems We Solve for Clients
* 2012 16
th
Annual Third Party Logistics Study
59%
54%
41%
37%
36%
Price Pressure to Reduce Operating Costs
Global Supply Chain Complexity
Lack of Supply Chain Visibility
Volatile/Unpredictable Demand
Supply Chain Disruptions
ModusLink’s solutions help clients solve their most significant supply chain challenges
Top logistics challenges for electronics companies*

ModusLink Serves Highly Dynamic Core Markets
Computing Software Communications Storage
Consumer
Electronics
* Images are representative of product type and not specific products handled or clients served.

ModusLink
GLOBAL SOLUTIONS

Focus on Target Markets With Long-term Growth Prospects

Computing | Communications
Software | Consumer Electronics
Storage | New Verticals

BPO market expected to grow ~5% CAGR*

Expand Client Relationships Through Innovative Solutions

Factory Feed
Optimized Product Configuration
Aftermarket Services
e-Business

Integrated Services (Aftermarket Services, e-Business)

Up sell and cross sell opportunities with Integrated Services

Continue to Drive Operational Efficiencies

Global Standardization
Facility Optimization
Continuous Improvement

Managing complexity for clients while driving lower cost for ModusLink

Our Long Term Strategy 8 * Gartner - Q2 2011

ModusLink GLOBAL SOLUTIONS

	Fiscal 2011*	Fiscal 2010**
Net revenue	$ 876.5	$ 924.0
Cost of revenue	792.8	807.4
Gross profit	83.6	116.6
Gross margin	9.5%	12.6%
Operating expenses:		
SG&A	85.2	92.9
Amortization of intangible assets	5.5	6.3
Restructuring	0.8	(1.4)
Impairment of GW and intangibles	27.2	25.8
Total operating expenses	118.6	123.5
Operating income	(35.0)	(6.9)

▪

▪

▪

9
Fiscal 2011 Financial Results
Recession created adverse
conditions for our clients, which
in turn impacted ModusLink
– Use of fewer materials in
packaged products
– Pricing
– Unit volumes (and its effect on
revenue mix)
Lower SG&A due to strong cost
management initiatives
Impairment charges reflect
economic and competitive
effects on acquired businesses;
significant changes made to
improve results
*  Twelve months ended July 31, 2011
** Twelve months ended July 31, 2010

10
Most Recent Quarter
First quarter fiscal 2012
Revenue reflects lower
volumes from certain client
programs, especially in
Europe and the Americas
Favorable revenue mix and
benefits from cost reduction
actions had a positive effect
on profitability
– Achieved highest gross profit
margin in nearly two years
– Reported first operating income
in six quarters
*  Three months ended Oct. 31, 2011
** Three months ended Oct. 31, 2010

Capitalization and Liquidity
Maintained strong balance sheet and liquidity
* $40 million cash special dividend was paid to stockholders on March 31, 2011

(US Millions)
Total Debt - $          0% Cash & Cash Equivalents 111.5 $
Total Common Equity 242.1 $     100% Marketable Securities 0.1 $
Total Capitalization 242.1 $     100% Total Cash & Marketable Sec. 111.7 $
FY2005 FY2006 FY2007 FY2008 FY2009 FY2010 FY2011 Q1FY2012
Current Assets $449.1 $     495.6 $     540.6 $     473.9 $     426.1 $     409.7 $   *345.7 $       404.6
Current Liabilities $224.4 $     213.4 $     220.4 $     235.2 $     189.1 $     187.1 $     161.5 $       219.3
Current Ratio 2.0x 2.3x 2.5x 2.0x 2.3x 2.2x 2.1x 1.8x
Capital Structure
As of October 31, 2011
Cash & Marketable Securities
As of October 31, 2011
Liquidity

Implementing Our Investment
and Cost Reduction Plan in Fiscal 2012
Executing an investment and
cost reduction plan to:
– Increase revenue from new
programs
– Improve profitability
– Put new leadership in place to
drive improved results

Cost Alignment &
Working Capital
Improvements
Strengthening
Leadership
Sales Acceleration
& Increased
Market Penetration

ModusLink GLOBAL SOLUTIONS

Actions	Fiscal 2012 Effect*	Fiscal 2013 Effect*	
Cost reduction benefits	$15 to $20 million	$30 to $40 million	Expect majority of benefits to be in Cost of Goods Sold, with remainder in Selling General & Administrative expenses
Reinvestment in sales & marketing and other initiatives	$15 million	$9 million	$6 million of short-duration projects conclude in fiscal 2012
Restructuring and one-time costs	$10 to $15 million	-	Restructuring and other one-time expenses that are not expected to repeat in fiscal 2013

13 * Estimated impact relative to base year, fiscal 2011 Investment and Cost Reduction Plan: Summary 13

Actions to Enhance Stockholder Value Since Last
Year’s Annual Meeting
Continued focus on improving financial performance through
implementation of investment and cost reduction plan
Returned $40 million to stockholders through special dividend
Enhanced corporate governance
– Separated Chairman and CEO roles
Adopted a tax benefit preservation plan
Commenced review of strategic alternatives
– Board has formed a committee comprised of independent directors that are currently conducting the review and will make associated recommendations to the full board

15 Thank You 15